Report of Independent Auditors

To the Shareholders of Norsat International Inc.

We have audited the consolidated balance sheet of Norsat International Inc. as at December 31, 2009, and the consolidated statements of earnings, deficit, and comprehensive income, and cash flows for each of the years in the two year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2009, and the results of its earnings, deficit, and comprehensive income and its cash flows for each of the years in the two year period ended December 31, 2009 in conformity with Canadian generally accepted accounting principles, which differ in certain respects from United States generally accepted accounting principles (see Note 25 to the consolidated financial statements).

As discussed in Note 2 to the consolidated financial statements, the Company changed its accounting for revenue recognition effective January 1, 2009.

Vancouver, Canada March 11, 2010	Ernst & Young LLP Chartered Accountants